UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 24, 2025

Bright Green Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-41395	83-4600841
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 E Las Olas Blvd #1400 Fort Lauderdale, Florida	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 658-1799

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BGXX	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 1.03 below with respect to the amended Restructuring Support Agreement is incorporated herein by reference.

The Company in its restructuring efforts has entered into an agreement with the DEA to immediately and voluntarily withdraw all Cannabis related renewal applications. This agreement will allow for reinstatement once the Company is satisfied that there is commercial value, and the federal government clarifies a path that will stabilize operations for medical research and possible drug development.

Item 1.03 Bankruptcy or Receivership.

As previously disclosed in a Current Report on Form 8-K filed by the Company on January 28, 2025, on January 27, 2025, Bright Green Corp. (the “Company”) entered into a Restructuring Support Agreement (the “RSA”) with the Plan Sponsor, Lynn Stockwell, the Company’s majority shareholder, reflecting an agreement to implement a prepackaged restructuring of the Company through the commencement of voluntary chapter 11 cases under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) with a prepackaged chapter 11 plan (the “Prepackaged Plan”).

On February 24, 2025, the Company amended the RSA with Ms. Stockwell. As amended, the RSA allows for a Prepackaged Plan that generally provides, among other things, for (1) the funding of the Exit Facility (described below) by the Plan Sponsor; (2) the payment in full in cash of all allowed administrative claims and allowed professional fee claims from the proceeds of the Exit Facility; (3) the roll-up of Ms. Stockwell’s secured claim of $840,315 plus the value of the DMAA shares (described below) and their repayment pursuant to the terms of the Exit Facility; and (4) the reorganization of the Company by (i) repaying holders of allowed general unsecured claims in the form of 20% in cash from the mortgage of the Company’s property plus 80% in stock that is held by Ms. Stockwell in Drugs Made In America Acquisition Corp. (DMAA) , (ii) issuing common stock in the Company to the holders of common stock after a reverse split, and (iii) retiring, cancelling, extinguishing and/or discharging the Company’s outstanding warrants.

The restructuring transaction contemplates that the Plan Sponsor will fund the Company $6,500,000 (the “Exit Facility”) for its working capital needs, less any amount the Plan Sponsor may provide to the Company in the form of post-petition financing (the “DIP Facility”), on the Effective Date and will permit the Company to retain any cash reflected on the Company’s balance sheet as of the Effective Date. The Company is currently anticipating that the DIP Facility will need to be in the amount of $200,000.

The Plan shall provide that the Plan Sponsor’s claim of $840,315 plus the value of the DMAA share shall be rolled into the Exit Facility. The Exit Facility shall provide, among other terms of repayment, the ability for Ms. Stockwell to convert up to $4m into 10,000,000 shares of Series A Convertible Voting Preferred Stock, at $0.40 per share, with a conversion rate of one preferred share to 16 common shares of stock. The balance of the claim shall be held in the Exit Facility on the Effective Date and its repayment shall be secured pursuant to the terms of the Exit Facility Loan Agreement.

Further under the Agreement, the Company anticipates changing its name to Drugs Made In America Corp. The new management and Board of Directors for Drugs Made in America Corp. will be expected to have the necessary experience to manage controlled substance production, supply and production contracts, the EB-5 program, franchise management SOPs and the drug supply chain. The Plan Sponsor will assume the role of CEO and Executive Chair for a one-year period until the implementation is complete.

The restructuring of the Company and subsequent name change, contemplates that, the Plan Sponsor will further organize and strengthen the operations with a joint venture with at least one federal agency to undertake the research of all plant based controlled substances at its Grants, New Mexico facility on a cost-plus basis. The Company further contemplates engaging by contract with 60 participant franchisees to build, own and manage their own facilities capable of meeting the demand of plant based controlled substances API “active pharmaceutical ingredients” under the Company’s authorization. The Company also plans to list its common stock on the NASDAQ by curing the share price deficiency and meeting all other requirements for listing.

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As contemplated by the RSA, on February 22, 2025 (the “Petition Date”), the Company filed a voluntary petition in the United States Bankruptcy Court for the District of New Mexico (the “Bankruptcy Court”) for relief under chapter 11 of the Bankruptcy Code, thereby commencing the chapter 11 case (the “Chapter 11 Case”).

The Company will continue to operate its business as debtor-in-possession under the jurisdiction of the Bankruptcy Court in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court. The Company has sought approval of various customary “first-day” motions from the Bankruptcy Court, including customary relief intended to enable the Company to continue its ordinary course operations. The Debtors intend to implement the restructuring transactions contemplated by the amended RSA and the Prepackaged Plan during the Chapter 11 Case. The Company also plans to file a motion on the disputed claimed by John Fikany in connection with an ongoing lawsuit against the Company in New Mexico.

The Company must obtain votes accepting the Prepackaged Plan from two-thirds of holders of general unsecured creditors in the Chapter 11 Case.

The Prepackaged Plan also contemplates a “Reverse Split” of all outstanding common stock at a ratio of 50-1. The holders of our outstanding common stock shall then receive the number of new common stock after accounting for the Reverse Split without any dilution to their holdings.

The foregoing description of the amended RSA and the transactions and documents contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the amended RSA, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On February 24, 2025, the Company issued a press release announcing that the Company had filed a petition to initiate the Chapter 11 Case. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Information Regarding Trading in the Company’s Securities.

The Company’s securityholders are cautioned that trading in the Company’s securities during the pendency of the Chapter 11 Case is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders thereof in the Company’s Chapter 11 Case, and the effectiveness of the Prepackaged Plan is subject to numerous conditions, including approval by the Bankruptcy Court.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, which are based on the Company’s current expectations, estimates, and projections about the businesses and prospects of the Company and its subsidiaries, as well as management’s beliefs, and certain assumptions made by management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “should,” “will” and variations of these words are intended to identify forward-looking statements. Such statements speak only as of the date hereof and are subject to change. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict.

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Forward-looking statements discuss, among other matters: the Company’s strategy; risks and uncertainties associated with the Chapter 11 Case; the negative impacts on the Company’s businesses as a result of filing for and operating under Chapter 11 protection; the time, terms and ability to confirm a Chapter 11 plan of reorganization for the Company’s businesses; the adequacy of the capital resources of the Company’s businesses and the difficulty in forecasting the liquidity requirements of the operations of its businesses; the unpredictability of the Company’s financial results while in Chapter 11 proceedings; the Company’s ability to discharge claims in Chapter 11 proceedings; negotiations with its trade creditors and other significant creditors; risks and uncertainties with performing under the terms of the Restructuring Support Agreement and any other arrangement with creditors while in Chapter 11 proceedings; the Company’s ability to conduct business as usual in the United States and worldwide; the Company’s ability to continue to serve customers, suppliers and other business partners at the high level of service and performance they have come to expect from the Company; the Company’s ability to continue to pay suppliers and vendors; the ability to control costs during the Chapter 11 Case; the risk that the Company’s Chapter 11 Case may be converted to a case under Chapter 7 of the Bankruptcy Code; the Company’s ability to secure operating capital; the Company’s ability to take advantage of opportunities to acquire assets with upside potential; the Company’s ability to execute on its strategic plan to pursue, evaluate and close a restructuring pursuant to the Prepackaged Plan or another plan of reorganization; the Company’s long-term outlook; the Company’s preparation for future market conditions; and any statements or assumptions underlying any of the foregoing. Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Accordingly, actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such differences include, but are not limited to, the decisions of the Bankruptcy Court; negotiations with the Company’s creditors and any committee approved by the Bankruptcy Court; the Company’s ability to meet the requirements, and compliance with the terms, including restrictive covenants, of the Restructuring Support Agreement and any other financial arrangement while in Chapter 11 proceedings; changes in the Company’s cash needs as compared to its historical operations or its planned reductions in operating expense; adverse litigation; changes in domestic and international demand for the Company’s products; the Company’s ability to control operating costs and other expenses; that general economic conditions may be worse than expected; that competition may increase significantly; changes in laws or government regulations or policies affecting the Company’s current business operations and, as well as those risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Form10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission (“SEC”) on April 16, 2024, and similar disclosures in subsequent reports filed with the SEC.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Amended Restructuring Support Agreement, dated February 24, 2025
99.1	Press Release, dated February 24, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bright Green Corporation

/s/ Lynn Stockwell
Lynn Stockwell
CEO and Director

Date February 27, 2025

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